EXHIBIT 99.2


                         Form of Restricted Stock Award
                            associated with the Plan

                             FirstFed Bancorp, Inc.
                            2001 Stock Incentive Plan
                         ------------------------------

                        Restricted Stock Award Agreement
                         ------------------------------

         FirstFed Bancorp, Inc. (the "Company") hereby grants, as of the Award Date set forth below in Section 1 hereto (the "Award Date"), this restricted stock award (this "Award") to the Participant named in Section 1 hereto pursuant to the Company's 2001 Stock Incentive Plan (the "Plan"), which is attached hereto as Exhibit A.

         The Participant recognizes that this Award is compensatory in nature and accordingly subject to taxation as gross income under Section 83 of the Internal Revenue Code of 1986, as that Section may be amended and interpreted from time to time. The Participant further recognizes that, unless the election described in Section 5 is made, taxation will occur whenever shares subject to this Award (the "Restricted Shares") are delivered to the Participant.

         Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Exhibit A.

1. Variable Terms. This Award shall be controlled by and interpreted according to the following terms:


Name of Participant:
                                                        ------------------------

Award Date:
                                                        ------------------------

Number of Restricted Shares Awarded to Participant:
                                                        ------------------------

Purchase Price of Restricted Shares (if applicable):    $
                                                        ------------------------

2. Vesting Schedule. Subject to Sections 3 and 5 hereof, the Participant shall become vested in the Restricted Shares and the Restricted Shares shall become nonforfeitable according to the following schedule:

                    Vested Percentage        Years of Service
                                             after Award Date

                            0%                  Less than 1

                                                     1

                                                     2

                                                     3

                                                     4

                                                     5

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3. Restriction Period. The term "Restriction Period" means that period from the
Award Date until the first to occur of (i) the Participant's termination of service, (ii) the Participant's completion of four years of service after the Award Date, or (iii) a Change in Control of the Corporation. Any Restricted Shares in which the Participant does not earn a vested interest during this period shall be forfeited at the end of the last day of the Restricted Period.

4. Certain Tax Matters. Set forth below is a brief summary of certain of the federal income tax consequences of the Participant's receipt of this Award. THIS SUMMARY IS PURPOSELY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE OR DIFFERENT INTERPRETATION. ACCORDINGLY, THE PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE ACCEPTING THIS GRANT.

     The Participant acknowledges having been advised by the Company that he or she will generally recognize income in an amount equal to the excess of the Fair Market Value of the Restricted Shares over the purchase price (if any) for such Restricted Shares (as set forth in Section 1 hereto). The Participant will recognize this income at the time the Restricted Shares become vested, measured with reference to the Fair Market Value of the Restricted Shares at such time, unless, pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable), within thirty (30) days of the Award Date, an election is filed by the Participant with the Company and the Internal Revenue Service in substantially the form attached hereto as Exhibit B and, if necessary, the proper state authorities, to be taxed currently with respect to the excess amount described in the first sentence of this paragraph.

     THE PARTICIPANT HEREBY ASSUMES ALL THE RESPONSIBILITY FOR FILING SUCH ELECTION, AND FOR PAYING ANY TAXES RESULTING FROM RECEIPT OF THIS AWARD, SUCH ELECTION OR ANY RESTRICTED SHARES BECOMING VESTED SHARES HEREUNDER.

5. Termination of Continuous Service. In all events where Participant's Continuous Service to the Company is terminated, the effect on the Award granted hereunder shall be governed by the Plan.

6. Voting and Dividend Rights. With respect to the Restricted Shares, the Company has the right to vote such Restricted Shares during the Restriction Period, and shall accumulate dividends as they are accrue in the form of additional Restricted Shares that then have a fair market value equal to the dividend accrued.

7. Delivery of Restricted Certificates Following End of Restriction. Notwithstanding anything to the contrary contained herein or in the Plan, upon the lapse and release from restriction of the Restricted Shares, certificates for such Shares shall be delivered to the Participant within 30 days after the last day of the Restriction Period.

                                        2

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8.  Nontransferability.  Any Restricted Shares awarded under this Award shall be subject to the restrictions on transferability as specified in the Plan.

9. Subject to Plan. This Award is subject to all of the terms and conditions of the Plan, and by executing this Award, the Participant acknowledges receipt of a copy of the Plan and hereby accepts and agrees to be bound by all of its terms and conditions as if it had been set out verbatim in this Award. In addition, the Participant recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including the Participant, his or her heirs and representatives.

10. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award, the Participant may expressly designate a beneficiary (the "Beneficiary") to his or her interest in the Award granted under this Award. The Participant shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the "Designation of Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company at its main office.

11. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at 1630 Fourth Avenue, North, Bessemer, Alabama 35020 (attention: 2001 Stock Incentive Plan Committee); (ii) if to Participant, at the address set forth on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

12. Binding Effect. Except as otherwise provided in this Award or in the Plan, every covenant, term, and provision of this Award shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

13. Headings. Section and other headings contained in this Award are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award or any provision hereof.

14. Severability. Every provision of this Award is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award.

                                        3
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15.  Governing  Law. The laws of the State of Delaware shall govern the validity of this Award, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

16. Counterparts. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


                                        4
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         IN WITNESS WHEREOF, the parties hereto have caused this Award to be duly executed on the day and year first indicated above.

                  FIRSTFED BANCORP, INC.


                  By:                                      Date:
                     -------------------------------------      --------------
                       An authorized member of the
                       FirstFed Bancorp, Inc.
                       2001 Stock Incentive Plan Committee


                  The undersigned Participant hereby accepts the terms of this Award and the Plan.

                  By:                                       Date:
                     -------------------------------------      --------------

                  Name of Participant:
                                      -----------------------------------------

                  Social Security Number:
                                      -----------------------------------------

                  Address:

                   ------------------------------------------------------------

                   ------------------------------------------------------------

                   ------------------------------------------------------------




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                                    Exhibit A
                                    ---------

                             FirstFed Bancorp, Inc.
                            2001 Stock Incentive Plan
                Filed as Exhibit 4.1 with the Company's Form S-8

                                    Exhibit B
                                    ---------

          Election to Include Value of Restricted Stock in Gross Income in Year of Transfer Under Code Section 83(b)

         The undersigned hereby makes the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below, and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address, and taxpayer identification or social security number of the undersigned are:

                           Name:    ________________________________
                           Address: ________________________________
                                    ________________________________
                           I.D. No. ________________________________

2. Description of the property with respect to which the election is being made:

             ____________________( ) shares of common stock of FirstFed Bancorp, Inc. (hereinafter, the "Common Stock").

3. The date on which the Common Stock was transferred is ______________ ___, 20__. The taxable year to which this election relates is calendar year 20__.

4. The nature of the restrictions to which the Common Stock is subject is as follows:

             The Common Stock is forfeitable until it is earned in accordance with Section 2.6 of the 2001 Stock Incentive Plan (the "Plan"). The Common Stock is non-transferable until the undersigned's interest therein becomes vested and nonforfeitable, pursuant to Section 2.6 of the Plan and the agreement evidencing the taxpayer's restricted stock award.

5.  Fair market value:

             The fair market value at the time of transfer (determined without regard to any restrictions other then restrictions which by their terms will never lapse) of the stock with respect to which this election is being made is $_____ per share.

6.  Amount paid for Common Stock:

             The amount paid by taxpayer for said Common Stock is $0.00 per share.

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7.  Furnishing statement to employer:

             A copy of this statement has been furnished to FirstFed Bancorp, Inc.

8.  Notice:

             Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions or conditions of the Plan, or the award made thereunder to the undersigned.


Dated: ____________ __, 20__.


                                                 ______________________________



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                                    Exhibit C
                                    ---------

                           Designation of Beneficiary

         In connection with the Restricted Stock Award Agreement (the "Restricted Stock Agreement") entered into on ________, 2001, between the FirstFed Bancorp, Inc. (the "Company") and _________________________________________, an individual residing at
_________________________________________________ (the "Participant"), the
Participant hereby designates the person specified below as the beneficiary of the Participant's interest in ______ Restricted Shares of Common Stock of the Company awarded pursuant to the Restricted Stock Agreement. This designation shall remain in effect until revoked in writing by the Participant.



                     Name of Beneficiary:
                                                    -----------------------

                     Address:
                                                    -----------------------

                                                    -----------------------

                                                    -----------------------

                     Social Security No.:
                                                    -----------------------



         The Participant understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Restricted Stock Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Participant, including by delivery to the Company of a written designation of beneficiary executed by the Participant on a later date.


                                                    Date:
                                                         -----------------------


                                                    By:
                                                        ------------------------
                                                        [Participant Name]


Sworn to before me this

___ day of __________, _____.


--------------------------
Notary Public

County of _______________

State of _________________